Exhibit 99.12

GROUP JOINDER AGREEMENT Dated as of August 13, 2021

THIS GROUP JOINDER AGREEMENT (this “Joinder Agreement”) is executed and delivered by Reprosource Fertility Diagnostics, Inc., a Massachusetts corporation, Blueprint Genetics, Inc., a Delaware corporation, and Mid America Clinical Laboratories, LLC, an Indiana limited liability company (each, a “New Seller” and collectively, the “New Sellers”) in favor of Quest Diagnostics Receivables Inc., a Delaware corporation, as purchaser (the “Buyer”), with respect to that certain Fourth Amended and Restated Receivables Sale Agreement dated as of October 28, 2015 by and between Quest Diagnostics Incorporated and certain of its subsidiaries from time to time party thereto as “Sellers” and the Buyer (as amended, supplemented, joined, restated and/or otherwise modified from time to time, the “Sale Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Sale Agreement.
Subject to receipt of counterparts hereof signed by the Administrative Agent and the Buyer, by its signature below, each New Seller hereby absolutely and unconditionally agrees to become a party to the Sale Agreement as a Seller thereunder and to be bound by the provisions thereof, including, without limitation, the provisions of Section 8.12 thereof.
Attached hereto is an amended and restated version of Schedule 2.1(o) to the Sale Agreement. After giving effect to the amendments and restatements embodied therein, each of the representations and warranties contained in Article II of the Sale Agreement will be true and correct as to each New Seller.
The “Responsible Officers” of each New Seller will be any of its Treasurer or any Vice President, acting singly.
Delivered herewith are each of the documents, certificates and opinions required to be delivered by each New Seller pursuant to Article V of the Sale Agreement.
The provisions of Article VIII of the Sale Agreement are incorporated in this Joinder Agreement by this reference with the same force and effect as if set forth in full herein except that references in such Article VIII to “this Agreement” shall be deemed to refer to “this Joinder Agreement and to the Sale Agreement as modified by this Joinder Agreement.”
Please acknowledge your consent to each New Seller’s joinder in the Sale Agreement by signing the enclosed copy hereof in the appropriate space provided below and Emailing a scanned image of such counterpart to the Administrative Agent and to each New Seller at the Email addresses set forth below their respective signatures hereto.

IN WITNESS WHEREOF, each New Seller has executed this Group Joinder Agreement as of the date first above written.

REPROSOURCE FERTILITY DIAGNOSTICS, INC., a Massachusetts corporation

By:_/s/Sandip R. Patel ________________
Name: Sandip R. Patel
Title: Vice President & Treasurer

Quest Diagnostics
500 Plaza Drive
Secaucus, NJ 07094
BLUEPRINT GENETICS, INC., a Delaware corporation By:_/s/Sandip R. Patel ________________ Name: Sandip R. Patel Title: Vice President & Treasurer Quest Diagnostics 500 Plaza Drive Secaucus, NJ 07094

MID AMERICA CLINICAL LABORATORIES, LLC, an Indiana limited liability company

By:_/s/Sandip R. Patel ________________
Name: Sandip R. Patel
Title: Vice President & Treasurer

Quest Diagnostics
500 Plaza Drive
Secaucus, NJ 07094

The undersigned hereby consents to each New Seller’s joinder in the Sale Agreement:

QUEST DIAGNOSTICS RECEIVABLES INC., as Buyer

By:_/s/Sandip R. Patel ________________
Name: Sandip R. Patel
Title: Vice President & Treasurer

Quest Diagnostics
500 Plaza Drive
Secaucus, NJ 07094

The undersigned hereby consents
to each New Seller’s joinder in the Sale Agreement:

MUFG BANK, LTD., as Administrative Agent

By:_/s/ Eric Williams_______________________________
    Name:    Eric Williams
    Title:    Managing Director

AMENDED AND RESTATED SCHEDULE 2.1(o)
SELLERS’ FEDERAL TAXPAYER ID NUMBERS; AND LOCATION OF RECORDS

Location of Records	Federal EIN	Legal Name of Seller[i]	Fictitious Name (DBA)	Prior Legal Nameii
5785 Corporate Avenue Cypress, CA 90630	52-1604494	Quest Diagnostics Infectious Disease, Inc. (DE)		Focus Diagnostics, Inc. (This was a name change)
33608 Ortega Highway San Juan Capistrano, CA 92675	95-2701802	Quest Diagnostics Nichols Institute (CA)	Nichols Institute	N/A
8401 Fallbrook Avenue West Hills, CA 91304	71-8097031	Unilab Corporation (DE)	Quest Diagnostics	N/A
27027 Tourney Road Valencia, CA 91355-5386	95-2961036	Specialty Laboratories, Inc. (CA)	Quest Diagnostics Nichols Institute of Valencia, Inc.	N/A
3 Sterling Drive Wallingford, CT 06492	06-0460613	Quest Diagnostics LLC (CT)	N/A	N/A
1001 Adams Avenue Norristown, PA 19403	38-2084239	Quest Diagnostics Clinical Laboratories, Inc. (DE)	N/A	N/A
1355 Mittel Blvd. Wood Dale, IL 60191	36-4257926	Quest Diagnostics LLC (IL)	N/A	N/A
10101 Renner Blvd. Lenexa, KS 66219	43-1039532	LabOne, LLC (MO)	Quest Diagnostics
200 Forest Street Marlborough, MA 01752	31-1805826	Athena Diagnostics, Inc. (DE)	N/A	N/A
200 Forest Street Marlborough, MA 01752	04-3248020	Quest Diagnostics LLC (MA)	Quest Diagnostics of Connecticut LLC	N/A
1901 Sulphur Spring Road Baltimore, MD 21227	52-0890739	Quest Diagnostics Incorporated (MD)	N/A	N/A
506 E. State Parkway Schaumburg, IL 60173	38-2084239	Quest Diagnostics Clinical Laboratories, Inc. (DE)	N/A	Quest Diagnostics Incorporated (MI) (merged into QDCL)
10101 Renner Blvd. Lenexa, KS 66219	20-1908041	Quest Diagnostics Health and Wellness LLC (DE)		Summit Health, Inc. (this was a change of name and entity type)
1 Insights Drive Clifton, NJ 07012	16-1387862	Quest Diagnostics Incorporated (DE) iii	QDI Delaware Incorporated	N/A
4380 Federal Drive, Suite 100 Greensboro, NC 27410	38-2084239	Quest Diagnostics Clinical Laboratories, Inc. (DE)	Solstas Lab Partners Solstas Lab Partners Group	Solstas Lab Partners, LLC and Solstas Lab Partners Group, LLC (merged into QDCL)
Location of Records	Federal EIN	Legal Name of Seller	Fictitious Name (DBA)	Prior Legal Name
4380 Federal Drive, Suite 100 Greensboro, NC 27410	“	“
4230 Burnham Avenue Las Vegas, NV 89119	88-0099333	Quest Diagnostics Incorporated (NV)	Quest Diagnostics Incorporated of Nevada Quest Diagnostics	N/A
6700 Steger Drive Cincinnati, OH 45237	20-0310967	LabOne of Ohio, Inc. (DE)	LabOne Quest Diagnostics	N/A

4690 Parkway Drive Mason, OH 45040	38-2084239	Quest Diagnostics Clinical Laboratories, Inc. (DE)		MedPlus, Inc. (OH) (merged into QDCL)
4 Parkway Center 875 Greentree Road Pittsburgh, PA 15220	22-3137283	Quest Diagnostics of Pennsylvania Inc. (DE)	N/A	N/A
14225 Newbook Drive Chantilly, VA 20153	54-0854787	Quest Diagnostics Nichols Institute, Inc. (VA)	Nichols Institute	N/A
10101 Renner Blvd. Lenexa, KS 66219	23-2057350	ExamOne World Wide, Inc. (PA)	N/A	N/A
2505 3rd Avenue, Suite 204 Seattle, WA 98121	37-1768269	Blueprint Genetics Inc. (DE)
2560 N. Shadeland Avenue Indianapolis, IN 46219	35-2014838	Mid America Clinical Laboratories, LLC (IN)
200 Forest Street Marlborough, MA 01752	26-2679473	Reprosource Fertility Diagnostics, Inc. (MA)

i State designations represent the states in which entity is incorporated or organized. These designations are not part of the legal corporate name, but are included here for reference purposes only.
ii No prior legal names within the past five years.
iii Corporate office located at 500 Plaza Drive, Secaucus, NJ 07094.